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                                  EXHIBIT 11.1


                         THE COAST DISTRIBUTION SYSTEM

                       Computation of Earnings Per Share

                          Quarter Ended March 31, 1996



                                                                      Primary                    Fully Diluted
                                                                 Earnings Per Share            Earnings Per Share
                                                                 ------------------            ------------------
  I.     Weighted Averages Shares Outstanding                        5,169,633                     5,169,633

 II.     Common Stock Equivalents                                       19,449                        25,274

III.     Other Dilutive Securities
                                                                    ----------                    ----------

         Average Number of Common and Common
           Equivalent Shares                                         5,189,082                     5,194,907
                                                                    ==========                    ==========


         Net Earnings                                               $  763,000                    $  763,000

         After-tax interest on convertible debt                         (6,000)                       (6,000)

         Dividend paid on preferred stock of subsidiary
                                                                    ----------                    ----------

         Earnings available to common shareholders                  $  757,000                    $  757,000

         Divided by Shares                                           5,189,082                     5,194,907
                                                                    ----------                    ----------

                                                                    $     0.15                    $     0.15
                                                                    ==========                    ==========





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